UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  April 25, 2011
Ameristar Casinos, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-22494 (Commission File Number)	88-0304799 (I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S Las Vegas, Nevada (Address of principal executive offices)	89169 (Zip Code)
Registrant’s telephone number, including area code: (702) 567-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT IDEX
EX-10.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Resignation of Ray H. Neilsen.
     On April 25, 2011, Ray H. Neilsen resigned his employment as Chairman of the Board (an executive officer position) and as a member of the Board of Directors (the “Board”) of Ameristar Casinos, Inc. (the “Company”), and as an officer and director or manager of each of the Company’s subsidiaries, effective as of the close of business on May 5, 2011 (the “Separation Date”). In connection with Mr. Neilsen’s resignation, following the Separation Date it is expected that the Board will reduce the number of directors comprising the full Board from eight to seven and will elect a non-executive Chairman of the Board from among the independent members of the Board.
(e) Compensatory Arrangements with Ray H. Neilsen.
     In connection with Mr. Neilsen’s resignation, the Company and Mr. Neilsen entered into a Separation Agreement dated as of April 25, 2011 (the “Separation Agreement”).
     In consideration of Mr. Neilsen’s execution of the Separation Agreement and the General Release described below and compliance with his obligations thereunder and under his Executive Employment Agreement dated as of May 31, 2008 (the “Employment Agreement”), including, but not limited to, continued compliance with certain restrictive covenants set forth in the Employment Agreement, the Company agreed to pay Mr. Neilsen $1,400,000 (the “Separation Payment”). Subject to the terms of the Separation Agreement, the Separation Payment shall be paid to Mr. Neilsen in twenty-four (24) equal installments following the Separation Date at the same frequency as the Company’s regular payroll payments; provided, however, that (i) the first payment shall not be made until the first regular payroll payment date in January 2012 and (ii) such first payment shall include a lump-sum payment of that portion of the Separation Payment that would have been paid on or prior to such date but for the application of the preceding clause (i).
     In addition, Mr. Neilsen shall be entitled to continuation of coverage under the Company’s primary and supplemental executive group health insurance, at the Company’s expense, for Mr. Neilsen and his eligible dependents for 18 months after the Separation Date, so long as Mr. Neilsen timely elects the continuation of such benefits pursuant to COBRA.
     Pursuant to the Separation Agreement, (i) all unvested stock options previously granted to Mr. Neilsen, to the extent they remain outstanding, shall vest on the Separation Date and (ii) all of Mr. Neilsen’s outstanding stock options (including those vesting pursuant to the preceding clause (i)) shall remain outstanding and exercisable for a period of twelve (12) months following the Separation Date. In addition, all unvested restricted stock units and performance share units held by Mr. Neilsen as of the Separation Date shall vest on the Separation Date and be settled within thirty (30) days following the Separation Date.

     Pursuant to the Separation Agreement, Mr. Neilsen has agreed to deliver on the Separation Date a general release (the “General Release”) pursuant to which Mr. Neilsen and his heirs, successors and assigns shall release and discharge the Company and each of its past and present affiliates and related parties from any and all causes of action and actions of whatsoever kind in any manner arising prior to the Separation Date. The delivery of the General Release without subsequent revocation is a condition precedent to the Company’s obligations under the Separation Agreement.
     The foregoing summary of the Separation Agreement and General Release is qualified in its entirety by reference to the complete text of the Separation Agreement (including the form of General Release attached thereto), which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits. Each of the exhibits listed below is incorporated herein in its entirety.

Exhibit	Description

10.1	Separation Agreement dated as of April 25, 2011 between Ameristar Casinos, Inc. and Ray H. Neilsen.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ameristar Casinos, Inc.
By:	/s/ Peter C. Walsh
	Name:	Peter C. Walsh
	Title:	Senior Vice President and General Counsel

Dated: April 27, 2011

EXHIBIT INDEX

Exhibit	Description

10.1	Separation Agreement dated as of April 25, 2011 between Ameristar Casinos, Inc. and Ray H. Neilsen.

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